Filed Pursuant to Rule 424(b)(7)

Registration No. 333-254745

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 26, 2021)

Green Thumb Industries Inc.

25,169,000 Subordinate Voting Shares

This prospectus supplement relates to the offer and resale by the selling stockholders identified in this prospectus supplement of up to an aggregate of 25,169,000 of our Subordinate Voting Shares (the “Subordinate Voting Shares”) underlying our Multiple Voting Shares (the “Multiple Voting Shares”) that underly our Super Voting Shares (the “Super Voting Shares”) held by such selling stockholders. We will not receive any of the proceeds from the sale of our Subordinate Voting Shares by the selling stockholders.

The selling stockholders identified in this prospectus supplement may offer our Subordinate Voting Shares from time to time through public or private transactions. The Subordinate Voting Shares offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

Our Subordinate Voting Shares are listed on the OTCQX Best Market under the symbol “GTBIF.” On December 28, 2022, the last reported sale price of our Subordinate Voting Shares on the OTCQX Best Market was $7.89 per share. Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.” On December 28, 2022, the last reported sale price of our Subordinate Voting Shares on the CSE was C$10.98 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus supplement, on page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 30, 2022.

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholders have authorized any other person to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are offering to sell, and seeking offers to buy, Subordinate Voting Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We own or have rights to trademarks or trade names that we use in connection with the operation of our business. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context requires otherwise, references in this prospectus to “Green Thumb Industries,” “the Company,” “we,” “us” and “our” refer to Green Thumb Industries Inc.

Unless otherwise indicated, all references to “$” or “US$” in this prospectus refer to United States dollars, and all references to “C$” refer to Canadian dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC, and in press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

By way of example, and without implied limitation, such risks and uncertainties include:

•	cannabis remains illegal under federal law, and enforcement of cannabis laws could change;

•	we may be subject to action by the U.S. federal government;

•	state regulation of cannabis is uncertain;

•	we may be subject to heightened scrutiny by Canadian regulatory authorities;

•	we may face limitations on ownership of cannabis licenses;

•	we may become subject to U.S. Food and Drug Administration or U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives regulation;

•	cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services;

•	we may face difficulties acquiring additional financing;

•	we lack access to U.S. bankruptcy protections;

•	we operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business;

•	we may face difficulties in enforcing our contracts;

•	we have limited trademark protection;

•	cannabis businesses are subject to unfavorable U.S. tax treatment;

•	cannabis businesses may be subject to civil asset forfeiture;

•	we are subject to proceeds of crime statutes;

•	we face exposure to fraudulent or illegal activity;

•	our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments;

•	we face risks due to industry immaturity or limited comparable, competitive or established industry best practices;

•	we face risks related to our products;

•	we are dependent on the popularity of and consumer acceptance of our brand portfolio;

•	our business is subject to the risks inherent in agricultural operations;

•	we may be adversely impacted by rising or volatile energy costs;

•	we face risks related to our information technology systems and potential cyber-attacks and security breaches;

•	we face an inherent risk of product liability and similar claims;

•	our products may be subject to product recalls;

•	we may face unfavorable publicity or consumer perception;

•	our voting control is concentrated;

•	our capital structure and voting control may cause unpredictability;

•	sales of substantial amounts of Subordinate Voting Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares; and

•	we are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described above and in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, and the accompanying prospectus.

Company Overview

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting well-being through the power of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. As of September 30, 2022, we have operations across 15 U.S. markets, employ approximately 3,800 people and serve millions of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our Consumer Packaged Goods business), including Beboe, Dogwalkers, Dr. Solomon’s, Good Green, incredibles, and RYTHM. We distribute and market these products primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our Retail business).

Our Consumer Packaged Goods portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 17 manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of our Consumer Packaged Goods products, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us). These Consumer Package Goods products are sold in retail locations throughout the U.S. including at the company’s own RISE and other Retail locations.

We own and operate a national cannabis retail chain called Rise which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we own Retail stores under other names, primarily where naming is subject to licensing or similar restrictions. The income from our Retail stores is primarily from the sale of cannabis-related products, which includes the sale of company produced products as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). The Rise stores are currently located in ten of the states in which we operate. As of September 30, 2022, we had 77 open and operating Retail locations. Our new store opening plans will remain fluid depending on market conditions, obtaining local licensing, construction and other permissions and are subject to our capital allocation plans and the evolving situation with respect to COVID-19.

Corporate Information

We are a British Columbia corporation. Our principal executive offices are located at 325 W. Huron Street, Suite 700, Chicago, Illinois 60654. Our telephone number at this address is (312) 471-6720. Our website address is www.gtigrows.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

The following is a summary of the principal features of this offering and is subject to, and should be read together with the more detailed information, financial data and statements contained elsewhere in, and incorporated by reference into, this prospectus supplement and the accompanying base prospectus.

Subordinate Voting Shares Offered by Selling Stockholders	25,169,000 Subordinate Voting Shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of Subordinate Voting Shares by the selling stockholders. See “Use of Proceeds”.

Risk Factors	An investment in our Subordinate Voting Shares is speculative and involves a high degree of risk. Each prospective investor should carefully consider the risks described in this prospectus supplement under the section “Risk Factors” and elsewhere, the “Risk Factors” section in the accompanying prospectus and in the documents incorporated by reference herein and therein before investing in the Subordinate Voting Shares.

Trading Symbol	OTCQX: GTBIF CSE : GTII

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the risks described in this prospectus supplement, and the sections entitled “Risk Factors” contained in the accompanying prospectus and our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 1, 2022, which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any supplements to this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Subordinate Voting Shares could decline and you might lose all or part of your investment. Please also read carefully the section herein titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Subordinate Voting Shares by the selling stockholders in this offering.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale by the selling stockholders listed in the table below of up to 25,169,000 of our Subordinate Voting Shares underlying the Multiple Voting Shares that underly our Super Voting Shares held by such selling stockholders.

The table below sets forth, as of the date of this prospectus supplement, the names of the selling stockholders for whom we are registering Subordinate Voting Shares, the aggregate number of Subordinate Voting Shares beneficially owned by such selling stockholders prior to the offering, the aggregate number of Subordinate Voting Shares that the selling stockholders may offer pursuant to this prospectus supplement and the number of Subordinate Voting Shares beneficially owned by the selling stockholders after the sale of the Subordinate Voting Shares hereby. We have based percentage ownership on 236,485,170 Subordinate Voting Shares outstanding as of November 30, 2022. The number and percentage of outstanding Subordinate Voting Shares beneficially owned before and after the offering listed in the table below is calculated on a fully diluted basis and assumes the conversion of all of the Super Voting Shares and Multiple Voting Shares into Subordinate Voting Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all Subordinate Voting Shares that they beneficially own, subject to applicable community property laws. Except as described below, to our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. In addition, except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

We cannot advise you as to whether the selling stockholders will convert any of their Super Voting Shares into Multiple Voting Shares and then convert those Multiple Voting Shares into Subordinate Voting Shares, and, to the extent they do, whether or when they will in fact sell any or all of such Subordinate Voting Shares. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement, subject to applicable law. Because the selling stockholders may not sell or otherwise dispose of some or all of their securities covered by this prospectus supplement and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of Subordinate Voting Shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all the Subordinate Voting Shares that are covered by this prospectus supplement will be sold by the selling stockholders.

Name and Address	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Number of Shares Beneficially Owned After the Offering(1)	Percentage of Shares Beneficially Owned After the Offering
Andrew Grossman(2)	2,827,411	(5)	2,283,200	544,211	*
Anthony Georgiadis(3)	5,136,085	(6)	4,560,400	575,685	*
Benjamin Kovler(4)	19,032,277	(7)	18,325,400	706,877	*
Total Shares	26,995,773		25,169,000	1,826,773

*	Less than one percent.

(1)

The Subordinate Voting Shares reflected in this column are not being registered for resale pursuant to this registration statement, do not constitute a part of this offering, and do not cover any of the Subordinate Voting Shares issuable upon conversion of the Super Voting Shares into Multiple Voting Shares and further convertible into Subordinate Voting Shares.

(2)	Andrew Grossman is our Executive Vice President of Capital Markets and Investor Relations.

(3)	Anthony Georgiadis is our Chief Financial Officer until January 1, 2023, when he will become our President. He is also a director of the Company.

(4)	Benjamin Kovler is our Chairman and Chief Executive Officer.

(5)

Includes (i) 280,476 issued and outstanding Subordinate Voting Shares held of record by Mr. Grossman, (ii) 263,577 Subordinate Voting Shares Mr. Grossman has the right to acquire within 60 days through exercise of options, (iii) 14,269 Super Voting Shares held by Mr. Grossman, convertible into Multiple Voting Shares which are then convertible into 1,426,900 Subordinate Voting Shares, (iv) 158 issued and outstanding Subordinate Voting Shares held of record by Hawksbury Capital LLC, which are beneficially owned by Mr. Grossman, and (v) 8,563 Super Voting Shares held by Hawksbury Capital LLC, convertible into Multiple Voting Shares which are then convertible into 856,300 Subordinate Voting Shares, which are beneficially owned by Mr. Grossman.

Andrew Grossman is a natural person with voting and dispositive power over the shares held by Hawksbury Capital LLC.

(6)

Includes (i) 124,518 issued and outstanding Subordinate Voting Shares held of record by Mr. Georgiadis, (ii) 431,695 Subordinate Voting Shares Mr. Georgiadis has the right to acquire within 60 days through exercise of options, (iii) 42,682 Super Voting Shares held by Mr. Georgiadis, convertible into Multiple Voting Shares which are then convertible into 4,268,200 Subordinate Voting Shares, (iv) 18,302 issued and outstanding Subordinate Voting Shares held of record by ABG, LLC, which are beneficially owned by Mr. Georgiadis, (v) 1,589 Super Voting Shares held by ABG, LLC, convertible into Multiple Voting Shares which are then convertible into 158,900 Subordinate Voting Shares, which are beneficially owned by Mr. Georgiadis, (vi) 1,170 issued and outstanding Subordinate Voting Shares held of record by Three One Four Holdings, LLC, which are beneficially owned by Mr. Georgiadis, and (vii) 1,333 Super Voting Shares held by Three One Four Holdings, LLC, convertible into Multiple Voting Shares which are then convertible into 133,300 Subordinate Voting Shares, which are beneficially owned by Mr. Georgiadis.

Anthony Georgiadis and William Gruver are natural persons with voting and dispositive power over the shares held by ABG, LLC. Mr. Gruver was a director of the Company from April 30, 2019 until October 4, 2022.

Anthony Georgiadis is a natural person with voting and dispositive power over the shares held by Three One Four Holdings, LLC.

(7)

Includes (i) 113,637 issued and outstanding Subordinate Voting Shares held of record by Mr. Kovler, (ii) 435,110 Subordinate Voting Shares Mr. Kovler has the right to acquire within 60 days through exercise of options, (iii) 97,612 Super Voting Shares held by Mr. Kovler, convertible into Multiple Voting Shares which are then convertible into 9,761,200 Subordinate Voting Shares, (iv) 5,000 Super Voting Shares held by BK 2021 Descendant Trust, convertible into Multiple Voting Shares which are then convertible into 500,000 Subordinate Voting Shares, which are beneficially owned by Mr. Kovler, (v) 158,130 issued and outstanding Subordinate Voting Shares held of record by Outsiders Capital, LLC, which are beneficially owned by Mr. Kovler and (vi) 80,642 Super Voting Shares held by Outsiders Capital, LLC, convertible into Multiple Voting Shares which are then convertible into 8,064,200 Subordinate Voting Shares, which are beneficially owned by Mr. Kovler.

Benjamin Kovler is a trustee with voting and dispositive power over the shares held by BK 2021 Descendent Trust.

Benjamin Kovler is a natural person with voting and dispositive power over the shares held by Outsiders Capital, LLC.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to an investor who acquires Subordinate Voting Shares pursuant to this offering. This summary only applies to an investor who is a beneficial owner of Subordinate Voting Shares acquired pursuant to this offering and who, for purposes of the Tax Act, and at all relevant times, (i) holds the Subordinate Voting Shares as capital property and (ii) deals at arm’s length and is not affiliated with the Company or any selling stockholder. We refer to such an investor as a Holder throughout this summary. Generally, the Subordinate Voting Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is based upon (i) the facts set out in this prospectus supplement, (ii) the provisions of the Tax Act and the regulations thereunder, which we refer to as Regulations throughout this summary, in force as of the date hereof; (iii) all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which we refer to as Tax Proposals throughout this section; (iv) an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency and (v) the Canada—United States Tax Convention (1980), as amended. No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER, AND NO REPRESENTATION CONCERNING THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OR PROSPECTIVE HOLDER ARE MADE. THIS SUMMARY DOES NOT ADDRESS THE DEDUCTIBILITY OF INTEREST ON ANY FUNDS BORROWED BY A HOLDER TO PURCHASE SUBORDINATE VOTING SHARES. ACCORDINGLY, PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN SUBORDINATE VOTING SHARES PURSUANT TO THIS OFFERING HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada. We refer to such a Holder as a Resident Holder throughout this section. This summary is not applicable to a Resident Holder: (a) that is a “financial institution,” as defined in the Tax Act for purposes of the mark-to-market rules, (b) that is a “specified financial institution” as defined in the Tax Act, (c) an interest in which would be a “tax shelter investment” as defined in the Tax Act, (d) which has made an election under the Tax Act to determine its Canadian tax results in a foreign currency, (e) that has entered into a “derivative forward agreement”, as defined in the Tax Act, in respect of the Subordinate Voting Shares, or (f) that would receive dividends on the Subordinate Voting Shares as part of a “dividend rental arrangement”, as defined in the Tax Act. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Subordinate Voting Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm’s length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder to which this summary does not apply or to which the foreign affiliate dumping rules may apply should consult its own tax advisor with respect to the tax consequences of this offering.

A Resident Holder whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Resident Holder’s Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars based on exchange rates as determined in accordance with the Tax Act.

Dividends on Subordinate Voting Shares

Dividends received or deemed to be received by a Resident Holder on the Subordinate Voting Shares will be included in computing the Resident Holder’s income pursuant to the Tax Act. If the Resident Holder is an individual (other than certain trusts), such dividends will be subject to the “gross-up” and “dividend tax credit” rules normally applicable to taxable dividends received from taxable Canadian corporations. Such dividends will also be subject to the enhanced gross-up and dividend tax credit provisions where we provide notice to the recipient designating the dividend as an “eligible dividend” pursuant to the Tax Act. There may be limitations on our ability to designate dividends as “eligible dividends”. In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a dividend as proceeds of disposition or a capital gain. Resident Holders that are corporations are advised to obtain their own tax advice having regard to their particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, as defined in the Tax Act, generally will be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

A Resident Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Material U.S. Federal Income Tax Consequences—Tax Classification of the Company as a U.S. Domestic Corporation”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Subordinate Voting Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or capital loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Resident Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of a Subordinate Voting Share acquired pursuant to this offering will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of such Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Resident Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”. The disposition or deemed disposition of a Subordinate Voting Share may, in certain circumstances, also be subject to U.S. federal income tax withholding (see “Material U.S. Federal Income Tax Consequences – Tax Considerations for Non-U.S. Holders – Sale or Redemption”).

Taxation of Capital Gains and Capital Losses

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition one-half of the amount of any capital gain, referred to as a “taxable capital gain”, realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will be required to deduct one-half of the amount of any capital loss, referred to as an “allowable capital loss”, against taxable capital gains realized in the taxation year of disposition. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a Subordinate Voting Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Subordinate Voting Shares to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Subordinate Voting Shares or where a partnership or trust, of which a corporation is a member or a beneficiary, is a member of a partnership or a beneficiary of a trust that owns Subordinate Voting Shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) or, at any time in the year, a “substantive CCPC” (as defined in the Tax Proposals released by the Minister of Finance (Canada) on August 9, 2022) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which will include taxable capital gains.

Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any relevant income tax treaty or convention: (i) is neither resident nor deemed to be resident in Canada; (ii) does not, and is not deemed to, use or hold the Subordinate Voting Shares in carrying on a business in Canada. We refer to such a Holder as a Non-Resident Holder throughout this section. In addition, this discussion does not apply to a Non-Resident Holder that is an “authorized foreign bank” (as defined in the Tax Act) or a “foreign affiliate” (as defined in the Tax Act) of a person resident in Canada. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Canada—United States Tax Convention (1980), as amended, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Resident Holder that is the beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to all of the benefits of, the Canada—United States Tax Convention (1980), as amended, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Subordinate Voting Shares

A Non-Resident Holder who disposes of, or is deemed to have disposed of, a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the Canadian Securities Exchange), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met concurrently:

(i) 25% or more of the issued shares of any class or series of our capital stock were owned by one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act) and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and

(ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists.

Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances. Non-Resident Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders should consult their own tax advisors in this regard.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to holders of the acquisition, ownership and disposition of Subordinate Voting Shares issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to holders who purchase Subordinate Voting Shares pursuant to this offering and who hold our common shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, regulated investment companies, insurance companies, real estate investment trusts, brokers, dealers, or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans, “individual retirement accounts,” domestic and foreign pension plans and their affiliates;

•	persons subject to the alternative minimum tax;

•	persons that own, or have owned, actually or constructively, more than 5% of our Subordinate Voting Shares;

•	persons who have elected to mark securities to market;

•	U.S. expatriates; and

•	persons holding our Subordinate Voting Shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR SUBORDINATE VOTING SHARES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of U.S. Holder and Non-U.S. Holder

A U.S. holder is any U.S. person that is a beneficial owner of our Subordinate Voting Shares. A U.S. person, for U.S. federal income tax purposes, is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Subordinate Voting Shares that is not a “U.S. person” nor a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Subordinate Voting Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Subordinate Voting Shares and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Subordinate Voting Shares.

Tax Classification of the Company as a U.S. Domestic Corporation

We are and expected to continue to be a Canadian corporation as of the date of this prospectus supplement. We are treated as a Canadian resident company under the Tax Act (Canada) and are subject to Canadian income taxes.

We are also treated as a U.S. corporation subject to U.S. federal income tax pursuant to Section 7874 of the Code and are also subject to U.S. federal income tax on our worldwide income. As a result, we are subject to taxation both in Canada and the United States. A number of material U.S. federal income tax consequences may result from our classification under Section 7874 of the Code, and this summary is not intended to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from our treatment as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences that are not discussed in this summary. Each shareholder should seek tax advice, based on such shareholder’s particular circumstances, from an independent tax advisor.

Tax Considerations for U.S. Holders

Distributions

It is unlikely that we will pay any dividends on the Subordinate Voting Shares in the foreseeable future. If we make cash or other property distributions on our Subordinate Voting Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Subordinate Voting Shares, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Subordinate Voting Shares and will be treated as described under “ —Sale or Redemption” below. Distributions constituting dividend income to U.S. holders that are individuals may qualify for reduced rates applicable to qualified dividend income. Distributions constituting dividend income to U.S. holders that are U.S. corporations may qualify for the dividends received deduction.

Sale or Redemption

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of our Subordinate Voting Shares equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Foreign Tax Credits and Limitations

As a result of the Company being subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to any dividends paid on Subordinate Voting Shares. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to foreign tax credits, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction are classified as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes is expected to cause any dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of Subordinate Voting Shares by a U.S. holder results in Canadian tax payable by the U.S. holder (for example, because the Subordinate Voting Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. holder for such Canadian tax. In the case of Canadian withholding on a dividend or in connection with a sale or redemption, a U.S. holder should be able to instead take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not made an election to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Subordinate Voting Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. holders who use the accrual method of tax accounting. Each U.S. holder should consult its own tax advisors concerning issues related to foreign currency.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Subordinate Voting Shares payable to a U.S. holder. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends and certain payments of proceeds on the sale or redemption of Subordinate Voting Shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number (usually with an IRS Form W-9), and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such U.S. holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Non-U.S. Holders

Distributions

It is unlikely that we will pay any dividends on the Subordinate Voting Shares in the foreseeable future. If we make cash or other property distributions on our Subordinate Voting Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Subordinate Voting Shares, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Subordinate Voting Shares and will be treated as described under “ —Gain On Sale or Redemption” below.

Subject to the discussion below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code, which we refer to as FATCA, any dividend income paid to a non-U.S. holder of our Subordinate Voting Shares generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including a U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our Subordinate Voting Shares in connection with the conduct of a trade or business in the United States, and dividends paid on our Subordinate Voting Shares are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Subordinate Voting Shares generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding these rules and any applicable income tax treaties that may provide for different rules.

Sale or Redemption

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Subordinate Voting Shares, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common shares constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Subordinate Voting Shares, and our Subordinate Voting Shares are not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Determining whether we are a United States real property holding corporation in the third bullet point above depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes but cannot give assurance that we are not or will not become a United States real property holding corporation. Even if we are or were to become a United States real property holding corporation, gain arising from the sale or other taxable disposition by a non-U.S. holder of Subordinate Voting Shares will not be subject to U.S. federal income tax on transfers of United States real property holding corporation shares if the Subordinate Voting Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of the Subordinate Voting Shares throughout the shorter of, the five-year period ending on the date of the sale or other taxable disposition or, the non-U.S. holder’s holding period.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our Subordinate Voting Shares paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Subordinate Voting Shares provided the non-U.S. holder furnishes the required certification of its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or  certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities or Accounts

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non- financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Subject to the recently proposed Treasury Regulations described below, FATCA applies to dividends paid on our Subordinate Voting Shares and to gross proceeds from sales or other dispositions of our common shares. The Treasury Department proposed regulations which state that taxpayers may rely on the proposed regulations until final regulations are issued, and which eliminate FATCA federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Subordinate Voting Shares. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Subordinate Voting Shares.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Subordinate Voting Shares previously issued or interests in Subordinate Voting Shares received after the date of this prospectus from a selling stockholder (who received such Subordinate Voting Shares after converting his or her Super Voting Shares into Multiple Voting Shares, and subsequently converting such Multiple Voting Shares into Subordinate Voting Shares) as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Subordinate Voting Shares or interests in Subordinate Voting Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their Subordinate Voting Shares pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling Subordinate Voting Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Subordinate Voting Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Subordinate Voting Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Subordinate Voting Shares, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the Subordinate Voting Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our Subordinate Voting Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Subordinate Voting Shares in the course of hedging the positions they assume. The selling stockholders may also sell our Subordinate Voting Shares short and deliver these securities to close out their short positions, or loan or pledge our Subordinate Voting Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Subordinate Voting Shares offered by them will be the purchase price of the Subordinate Voting Shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Subordinate Voting Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Subordinate Voting Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the Subordinate Voting Shares by other means not described in this prospectus supplement.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Subordinate Voting Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Subordinate Voting Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the Subordinate Voting Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Subordinate Voting Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus supplement forms a part, the Subordinate Voting Shares will be freely tradable in the hands of persons other than our affiliates.

We will pay all expenses of the registration of the Subordinate Voting Shares, including, without limitation, SEC filing fees. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144).

LEGAL MATTERS

Certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by Dentons Canada LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Jenner  & Block LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been included in this prospectus in reliance upon the report of Macias Gini & O’Connell LLP, independent registered public accounting firm, included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021, have been included in this prospectus in reliance upon the reports of Baker Tilly US, LLP, independent registered public accounting firm, included elsewhere herein, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website address is www.gtigrows.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus supplement, and the accompanying prospectus, are a part.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Any materials we file with applicable Canadian securities regulatory authorities are available and may be read on Canada’s System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

This prospectus supplement, and the accompanying prospectus, are part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus supplement, and the accompanying prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement, and the accompanying prospectus, as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus supplement, and the accompanying prospectus, relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.

•	our Quarterly Reports on Form 10-Q, filed with the SEC on May 5, 2022, August 4, 2022 and November 3, 2022.

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March  11, 2022, May  2, 2022, June  21, 2022, July  14, 2022, October  7, 2022 and December 13, 2022.

•

the description of our Subordinate Voting Shares in our registration statement on Form S-1 filed with the SEC on August 21, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus supplement (including documents filed after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Green Thumb Industries Inc.

325 West Huron Street, Suite 700

Chicago, Illinois 60654

Attention: Corporate Secretary

(312) 471-6720

PROSPECTUS

Green Thumb Industries Inc.

Subordinate Voting Shares

Warrants

Units

From time to time, we or selling securityholders may offer any combination of the securities described in this prospectus in one or more offerings. We or selling securityholders may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we or selling securityholders offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Subordinate Voting Shares are listed on the OTCQX Best Market under the symbol “GTBIF.” On March 24, 2021, the last reported sale price of our Subordinate Voting Shares on the OTCQX Best Market was $31.40 per share. Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.” On March 24, 2021, the last reported sale price of our Subordinate Voting Shares on the CSE was C$39.62 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the OTCQX Best Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 26, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act”. Under this shelf registration process, we or selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Green Thumb Industries,” “the Company,” “we,” “us” and “our” refer to Green Thumb Industries Inc.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Established in 2014 and headquartered in Chicago, Illinois, Green Thumb Industries Inc. is promoting well-being through the power of cannabis through branded consumer packaged goods and people-first retail experiences, while being committed to community and sustainable profitable growth. As of January 1, 2021, we have operations across 12 U.S. markets, employ over 2,200 people and serve hundreds of thousands of patients and customers annually.

Our core business is manufacturing, distributing and marketing a portfolio of owned cannabis consumer packaged goods brands (which we refer to as our Consumer Packaged Goods business), including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. We distribute and market these products primarily to third-party licensed retail cannabis stores across the United States as well as to company-owned retail stores (which we refer to as our Retail business).

Our Consumer Packaged Goods portfolio is primarily generated from plant material that we grow and process ourselves, which we use to produce our consumer packaged goods in 13 manufacturing facilities. This portfolio consists of stock keeping units, which we refer to as SKUs, across a range of cannabis product categories, including flower, pre-rolls, concentrates, vape, capsules, tinctures, edibles, topicals and other cannabis-related products (none of which product categories are individually material to us).

We also own and operate a national cannabis retail chain called Rise, and in the Las Vegas, Nevada area, a chain of stores called Essence, which are relationship-centric retail experiences aimed to deliver a superior level of customer service through high-engagement consumer interaction, a consultative, transparent and education-forward selling approach and a consistently available assortment of cannabis products. In addition, we currently own stores under other names, primarily where we co-own the stores or naming is subject to licensing or similar restrictions. The income from our retail stores is primarily from the sale of cannabis-related products, which includes the sale of products that we produce as well as those produced by third parties, with an immaterial (under 10%) portion of this income resulting from the sale of other merchandise (such as t-shirts and accessories for cannabis use). Our Rise stores currently are located in eight of the states in which we operate (including Nevada). Our Essence stores were acquired in connection with the 2019 acquisition of Integral Associates, LLC and are located in Nevada and as of March 2021, California. The Essence stores differ from the Rise stores mainly in geographic location. As of January 1, 2021, we had 51 open and operating retail locations. The Company’s new store opening plans will remain fluid depending on market conditions, obtaining local licensing, construction and other permissions and subject to our capital allocation plans and the evolving situation with respect to COVID-19.

Corporate Information

We are a British Columbia corporation. Our principal executive offices are located at 325 W. Huron Street, Suite 700, Chicago, Illinois 60654. Our telephone number at this address is (312) 471-6720. Our website address is www.gtigrows.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Securities We May Offer

We or selling securityholders may offer our Subordinate Voting Shares and warrants to purchase Subordinate Voting Shares, either individually or in units, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We or selling securityholders may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the estimated net proceeds to us.

Subordinate Voting Shares. We may issue our Subordinate Voting Shares from time to time. Holders of our Subordinate Voting Shares are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Warrants. We may issue warrants for the purchase of Subordinate Voting Shares in one or more series. We may issue warrants independently or together with Subordinate Voting Shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may offer units consisting of Subordinate Voting Shares and warrants in any combination. In this Prospectus, we have summarized certain general features of the units under “Description of Units”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered.

We may evidence each series of units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021, which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Subordinate Voting Shares could decline and you might lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC, and in press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

By way of example, and without implied limitation, such risks and uncertainties include:

•	cannabis remains illegal under federal law, and enforcement of cannabis laws could change;

•	we may be subject to action by the U.S. federal government;

•	state regulation of cannabis is uncertain;

•	we may be subject to heightened scrutiny by Canadian regulatory authorities;

•	we may face limitations on ownership of cannabis licenses;

•	we may become subject to Food and Drug Administration or Bureau of Alcohol, Tobacco, Firearms and Explosives regulation;

•	cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services;

•	we may face difficulties acquiring additional financing;

•	we lack access to U.S. bankruptcy protections;

•	we operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business;

•	we may face difficulties in enforcing our contracts;

•	we have limited trademark protection;

•	cannabis businesses are subject to unfavorable U.S. tax treatment;

•	cannabis businesses may be subject to civil asset forfeiture;

•	we are subject to proceeds of crime statutes;

•	we face exposure to fraudulent or illegal activity;

•	our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments;

•	we face risks due to industry immaturity or limited comparable, competitive or established industry best practices;

•	we face risks related to our products;

•	we are dependent on the popularity of consumer acceptance of our brand portfolio;

•	our business is subject to the risks inherent in agricultural operations;

•	we may be adversely impacted by rising or volatile energy costs;

•	we face an inherent risk of product liability and similar claims;

•	our products may be subject to product recalls;

•	we may face unfavorable publicity or consumer perception;

•	our voting control is concentrated;

•	our capital structure and voting control may cause unpredictability;

•	sales of substantial amounts of Subordinate Voting Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares; and

•	we are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in this prospectus. The risks and uncertainties described above and in the section entitled “Risk Factors” in this prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements to do so with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including general market conditions, cash flows from operations and the anticipated growth of our business.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SHARE CAPITAL

We are authorized to issue an unlimited number of Subordinate Voting Shares (which are being registered by the registration statement of which this prospectus is a part), an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of March 1, 2021, our issued and outstanding capital consisted of: (i) 184,533,692 Subordinate Voting Shares; (ii) 4,025,900 Multiple Voting Shares (on an as converted basis); and (iii) 30,103,100 Super Voting Shares (on an as converted basis).

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 218,662,692.

Our Articles, which are attached to the registration statement of which this prospectus is a part, provide further information regarding our securities and qualify the summary under “Description of Securities” in its entirety.

Subordinate Voting Shares

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, we will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of Green Thumb Industries.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion ratio, currently 1 Multiple Voting Share into 100 Subordinate Voting Shares or 1 Super Voting Share into 1 Multiple Voting Share, as applicable, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, our transfer agent shall deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Green Thumb Industries or on the part of the holder, into Subordinate Voting Shares at the conversion ratio then in effect.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by our directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, Green Thumb Industries will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, or bonds, debentures or other securities.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares, subject to adjustments for certain customary corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended), may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions and to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. In addition, the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares in certain circumstances, including upon the registration of the Subordinate Voting Shares under the United States Securities Act of 1933, as amended.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on our part or on the part of the holder, into Multiple Voting Shares at the inverse of the conversion ratio then in effect.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as our Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, Green Thumb Industries will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of our Subordinate Voting Shares, bonds, debentures or other securities not convertible into Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of Green Thumb Industries, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any of our shares ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Conversion at the Option of Green Thumb Industries Inc. We have the right to convert all or some of the Super Voting Shares from a holder of Super Voting Shares into an equal number of Multiple Voting Shares subject to customary adjustments for certain corporate changes:

(a)

upon the transfer by the holder thereof to anyone other than (i) an immediate family member of Benjamin Kovler, Peter Kadens, Anthony Georgiadis or Andrew Grossman (who we refer to as the Initial Holders) or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the us (who, together with the Initial Holders, we refer to as the Permitted Holders); or

(b)

if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by an Initial Holder of the Super Voting Shares and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by the holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the business combination whereby we, 1165318 B.C. Ltd. (a wholly-owned subsidiary of Bayswater Uranium Corporation), VCP23, LLC, GTI23, Inc. and GTI Finco Inc. combined our respective businesses, is less than 50%. The Initial Holders of Super Voting Shares will, from time to time upon our request, provide us with evidence as to such Initial Holders’ direct and indirect beneficial ownership (and that of our permitted transferees and permitted successors) of Super Voting Shares to enable us to determine if our right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

We are not required to convert Super Voting Shares on a prorated basis among the holders of Super Voting Shares.

Transfer Restrictions. There are no transfer restrictions in our Articles for the Super Voting Shares, subject to conversion rights at our option (see “Conversion at the Option of Green Thumb Industries Inc.” above).

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Transfer Agent

The transfer agent for our Subordinate Voting Shares is Odyssey Trust Company.

Listing on the OTCQX Best Market

Our Subordinate Voting Shares are listed on OTCQX Best Market under the symbol “GTBIF.” Our Subordinate Voting Shares are also listed on the Canadian Securities Exchange under the symbol “GTII.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Subordinate Voting Shares and may be issued in one or more series. Warrants may be issued independently or together with Subordinate Voting Shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. For the terms of a particular series of warrants you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the number of Subordinate Voting Shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of Subordinate Voting Shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Subordinate Voting Shares,” and “Description of Warrants” will apply to each unit and to any Subordinate Voting Share or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

SELLING SECURITYHOLDERS

Information about selling securityholders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through any combination of these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Subordinate Voting Shares, which are traded on the OTCQX Best Market under the symbol “GTBIF”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or selling securityholders may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or selling securityholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of Subordinate Voting Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Subordinate Voting Shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Subordinate Voting Shares to engage in market-making activities with respect to our Subordinate Voting Shares. These restrictions may affect the marketability of our Subordinate Voting Shares and the ability of any person or entity to engage in market-making activities with respect to our Subordinate Voting Shares.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Subordinate Voting Shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Subordinate Voting Shares originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Subordinate Voting Shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by Dentons Canada LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Jenner & Block LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 have been incorporated by reference in this prospectus in reliance upon the report of MNP LLP, independent registered public accounting firm, which report is also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years ended December 31, 2020 incorporated by reference in this prospectus in reliance upon the reports of Macias Gini & O’Connell LLP, independent registered public accounting firm, which report is also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website address is www.gtigrows.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021.

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021.

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on December 31, 2020 and March 17, 2021.

•

the description of our Subordinate Voting Shares in our registration statement on Form S-1 filed with the SEC on February 2, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

Green Thumb Industries Inc.

325 West Huron Street, Suite 700

Chicago, Illinois 60654

Attention: Corporate Secretary

(312) 471-6720